Exhibit 5.1



                              BLACKBURN & STOLL, LC
                                Attorneys at Law        Telephone (801) 521-7900
                          257 East 200 South, Suite 400       Fax (801) 521-7965
                           Salt Lake City, Utah 84111



                                  May 10, 2006



Green Plains Renewable Energy, Inc.
7945 W. Sahara Ave. Suite 107
Las Vegas, Nevada 89117


         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Green Plains Renewable Energy, Inc. (the "Company") in the preparation of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") filed on May 10, 2006, to which this opinion is attached as Exhibit 5.1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the offer and sale of up to $150,000,000 of shares of the Company's common stock (the "Shares"), par value $.001 per share and warrants ("Warrants") exercisable for shares of common stock (the "Warrant Shares"). The Shares, Warrants and Warrant Shares (collectively, the "Securities") are being registered for offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules").

         This opinion is an exhibit to the Registration Statement, and is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-X under the Securities Act of 1933, as amended (the "1933 Act").

         In that capacity, we have reviewed the Registration Statement, and other documents, corporate records, certificates, and other instruments for purposes of this opinion.

         In such examination, we have assumed without investigation the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Company, we have assumed without investigation that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein, we have relied upon certificates of officers of the Company and have not sought to independently verify such matters.

         The law covered by the opinion expressed herein is limited to the Iowa Business Corporation Act and Iowa state contract law, and we do not express any opinion herein concerning any other law.

         Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement, as finally amended, has become effective; (ii) an appropriate prospectus supplement with respect to the Securities being sold has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Securities are to be sold pursuant to a purchase, underwriting or similar agreement, such agreement has been duly authorized, executed and delivered by

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the Company and the other parties thereto and has become a valid and binding agreement of the Company; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Securities and related matters; and (v) the issuance and sale of the Securities does not violate any applicable law or the operative article of incorporation or bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then:

         1. The Shares, when issued and sold in accordance with any duly authorized, executed and delivered purchase, underwriting or similar agreement, if any, will be duly authorized, validly issued, fully paid and nonassessable; and

         2. Upon the issuance and sale of the Warrant Shares in the manner contemplated by the Registration Statement and the warrant agreement, the Warrants Shares, when issued and delivered against the exercise price therefore in accordance with the other terms set forth in the Registration Statement and warrant agreement, will be legally and validly issued, fully paid and nonassessable securities of the Company.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Blackburn & Stoll, LC

                                                   BLACKBURN & STOLL, LC